UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2023

AVENIR WELLNESS SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-55908	90-1504639
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5805 Sepulveda Blvd., Suite 801 Sherman Oaks, California	91411
(Address of principal executive offices)	(Zip Code)

 (424) 273-8675

(Registrant’s telephone number, including area code)

____________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On May 16, 2023, Avenir Wellness Solutions, Inc. (the “Company”), a Delaware corporation formerly known as CURE Pharmaceutical Holding Corp., was notified by the OTC Markets Group Inc. (the “OTC Markets Group”) that its common stock, par value $0.001 per share, would be moved from the OTC Market Group’s OTCQB market (the “OTCQB”) to the OTC Pink Market, effective May 17, 2023, because the Company has not yet filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “Form 10-K”), failing to comply with the Company’s ongoing disclosure obligations outlined in Section 2.2(2) of the OTCQB Standards.

The Company intends to regain compliance with the requirements under the OTCQB Standards by filing its Form 10-K as soon as practical, and immediately reapply to move its common stock back to the OTCQB after the delinquent filings have been filed with the U.S. Securities and Exchange Commission.

The Company’s common stock is now quoted on the OTC Pink Market.

On May 17, 2023, the Company issued a press release announcing, among other things, the removal from the OTCQB of its common stock. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Number	Description
99.1	Press Release, dated May 17, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVENIR WELLNESS SOLUTIONS, INC.

Date: May 19, 2023	By:	/s/ Joel Bennett
	Name:	Joel Bennett
	Title:	Chief Financial Officer

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